                                                              Exhibit 12(a)




                          J. C. Penney Company, Inc.
                      (the Company and all subsidiaries)

     Computation of Ratios of Available Income to Combined Fixed Charges
                   and Preferred Stock Dividend Requirement

                                                52 weeks     52 weeks
                                                  ended        ended
                                                --------     --------
                                                Oct. 28,     Oct. 29,
                                                  1995         1994
                                                --------     --------
($ Millions)

Income from continuing operations
  (before income taxes,
  before capitalized interest,
  but after preferred stock dividend)           $ 1,444      $ 1,673
                                                -------      -------
Fixed charges

  Interest (including capitalized
   interest)

     On operating leases                             95           97
     On short term debt                             130           73
     On long term debt                              242          227
     On capital leases                                6            8
     Other, net                                       1           (1)
                                                -------      -------
         Total fixed charges                        474          404

Preferred stock dividend, before taxes               49           51
                                                -------      -------
Combined fixed charges and preferred stock
  dividend requirement                              523          455
                                                -------      -------
Total available income                          $ 1,967      $ 2,128
                                                =======      =======
Ratio of available income to combined
  fixed charges and preferred stock
  dividend requirement                              3.8          4.7
                                                =======      =======


The interest cost of the LESOP notes guaranteed by the Company is not included in fixed charges above.

The Company believes that, due to the seasonal nature of its business, ratios for a period other than a 52 week period are inappropriate.

                                                              Exhibit 12(b)




                          J. C. Penney Company, Inc.
                      (the Company and all subsidiaries)

          Computation of Ratios of Available Income to Fixed Charges

                                                52 weeks     52 weeks
                                                  ended        ended
                                                --------     --------
                                                Oct. 28,     Oct. 29,
                                                  1995         1994
                                                --------     --------
($ Millions)

Income from continuing operations
  (before income taxes and
  before capitalized interest)                  $ 1,493      $ 1,724
                                                -------      -------
Fixed charges

  Interest (including capitalized
   interest)

     On operating leases                             95           97
     On short term debt                             130           73
     On long term debt                              242          227
     On capital leases                                6            8
     Other, net                                       1           (1)
                                                -------      -------
         Total fixed charges                        474          404
                                                -------      -------
         Total available income                 $ 1,967      $ 2,128
                                                =======      =======
Ratio of available income to fixed charges          4.2          5.3
                                                =======      =======


The interest cost of the LESOP notes guaranteed by the Company is not included in fixed charges above.

The Company believes that, due to the seasonal nature of its business, ratios for a period other than a 52 week period are inappropriate.